UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

34 Crosby Drive, Suite 105

Bedford, MA 01730

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                          ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Amarpreet S. Sawhney, Ph.D. to Executive Chairman

On June 20, 2017, Ocular Therapeutix, Inc. (the “Company” or “Ocular Therapeutix”) entered into an amendment to its employment agreement (the “Sawhney Amendment”) with Amarpreet S. Sawhney, Ph.D., the Company’s President and Chief Executive Officer (“CEO”) and the Chairman of the Board of Directors of the Company (the “Board”), providing for Dr. Sawhney’s transition to Executive Chairman of the Board.  The Sawhney Amendment amends Dr. Sawhney’s existing amended and restated employment agreement with the Company, dated as of June 24, 2014.

Pursuant to the Sawhney Amendment, Dr. Sawhney will continue to serve as President and CEO of the Company until September 18, 2017 or such other date on or prior to September 30, 2017 as a new CEO commences employment with the Company (the “Transition Date”).  Effective on the Transition Date, Dr. Sawhney will be employed at-will to serve as the Executive Chairman of the Board and will no longer serve as President and CEO. The Board authorized and approved the Sawhney Amendment and the appointment of Dr. Sawhney as Executive Chairman on June 19, 2017.  Dr. Sawhney’s initial term of service as Executive Chairman will expire upon the one-year anniversary of the Transition Date, unless earlier terminated by the Company or Dr. Sawhney.  Dr. Sawhney’s service will be automatically renewed for an additional one-year term upon each successive anniversary of the Transition Date unless the Company or Dr. Sawhney provides a written notice of non-renewal at least sixty days prior to such renewal date.

Effective as of the Transition Date, Dr. Sawhney’s minimum base salary will be adjusted to $281,209 per year, subject to further adjustment from time to time in the sole discretion of the Board.  In addition, he will remain eligible for an annual cash bonus, determined by and payable at the sole discretion of the Board, of up to 55% of his base salary then in effect.

Appointment of Antony C. Mattessich as President and Chief Executive Officer

On June 20, 2017, the Company entered into an employment agreement with Antony C. Mattessich (the “Mattessich Agreement”) providing for Mr. Mattessich to serve as CEO of the Company, effective as of September 18, 2017 or such other date on or prior to September 30, 2017 as is mutually agreed by the Company and Mr. Mattessich (the “Commencement Date”).  The Board authorized and approved the Mattessich Agreement and the appointment of Mr. Mattessich as President and CEO on June 19, 2017.  Mr. Mattessich, age 50, is joining the Company from Mundipharma International Limited, a pharmaceutical company (“Mundipharma”), where he has served most recently as Managing Director since May 2011.  Prior to serving as Managing Director, Mr. Mattessich served in a variety of other roles at Mundipharma, including as Head of Western Europe from January 2009 to May 2011 and Managing Director of Napp Pharmaceutical Group, a pharmaceutical company and an independent associated company of Mundipharma, from 2005 until January 2009.  Mr. Mattessich has also previously served in various capacities for pharmaceutical companies Novartis AG, Bristol-Myers Squibb Company, and Merck & Co.  Mr. Mattessich holds a B.A. in Religion and Political Science from the University of California, Berkeley and an M.I.A. from Columbia University’s School of International and Public Affairs.

The Mattessich Agreement provides for Mr. Mattessich’s at-will employment as CEO for an indefinite term beginning on the Commencement Date, with a minimum annual base salary of $550,000.  Mr. Mattessich’s base salary will be subject to adjustment from time to time in the sole discretion of the Board.  In addition, Mr. Mattessich will receive a one-time cash bonus of $250,000 for joining the Company (the “Sign-On Bonus”); will receive reimbursement of up to $250,000 for reasonable expenses incurred by Mr. Mattessich in connection with relocating to the greater Boston, Massachusetts area (the “Relocation Reimbursement”); will be eligible for an annual cash bonus, determined by and payable at the sole discretion of the Board, of up to 60% of annual base salary; and will be eligible to participate in the employee benefit programs generally available to employees of the Company.  Any annual cash bonus for 2017 will be determined as if Mr. Mattessich was employed for the full 2017 year and will not be pro-rated based on his employment commencement date.

If Mr. Mattessich does not commence employment as CEO on or before September 30, 2017, if Mr. Mattessich’s employment is terminated prior to the one-year anniversary of the Commencement Date for “cause,” or if Mr. Mattessich resigns prior to the one-year anniversary of the Commencement Date without “good reason” (as such terms are defined in the Mattessich Agreement), Mr. Mattessich will be obligated to repay the Sign-On Bonus and any Relocation Reimbursement which he previously received.

Pursuant to the Mattessich Agreement, the Company also granted Mr. Mattessich a non-statutory stock option on June 20, 2017 (the “Grant Date”), to purchase up to 590,000 shares of the Company’s common stock at a per share exercise price equal to $10.94, the closing price, for the primary trading session, of the Company’s common stock on The NASDAQ Global Market on the Grant Date (the “Option Award”).  Subject to Mr. Mattessich’s continued service to the Company, the Option Award will vest over a four-year period, with 25% of the shares underlying the Option Award vesting on the first anniversary of the Grant Date and the remaining 75% of the shares underlying the Option Award vesting monthly thereafter.  If Mr. Mattessich does not commence employment as CEO on or before September 30, 2017, the Option Award will terminate. The Option Award was issued outside of the Company’s 2014 Stock Incentive Plan as an inducement material to Mr. Mattessich’s acceptance of entering into employment with Ocular Therapeutix in accordance with NASDAQ Listing Rule 5635(c)(4).

Under the Mattessich Agreement, in the event Mr. Mattessich’s employment is terminated by the Company without “cause” or if Mr. Mattessich resigns for “good reason” (as such terms are defined in the Mattessich Agreement), absent a change in control or “corporate change” (as defined in the Mattessich Agreement), the Company will be obligated to pay to Mr. Mattessich his base salary then in effect for a period of 12 months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide Mr. Mattessich and his eligible dependents with group health insurance for a period of 12 months.  In the event Mr. Mattessich’s employment is terminated by the Company without “cause” or if Mr. Mattessich resigns for “good reason” within 12 months following a “corporate change,” the Company will be obligated to pay to Mr. Mattessich in a lump sum an amount equal to his base salary then in effect for 18 months, to pay to Mr. Mattessich an amount equal to one and one-half times his target annual bonus for the year of termination, to accelerate in full the vesting of all outstanding  equity awards held by him and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide Mr. Mattessich and his eligible dependents with group health insurance for a period of 18 months.  These severance benefits are subject to the execution and effectiveness of a general release of claims in favor of the Company and its affiliates.

The Mattessich Agreement also includes standard invention, non-disclosure, non-competition, and non-solicitation provisions.

As described further below, Mr. Mattessich was elected as a Class I director of the Company effective June 20, 2017.  Mr. Mattessich has no family relationship with any of the executive officers or directors of the Company.  There are no arrangements or understandings between Mr. Mattessich and any other person pursuant to which he is being appointed as the principal executive officer of the Company or elected as a director of the Company.

In connection with his appointment as an officer and director of the Company, Mr. Mattessich has also entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-196932) filed with the SEC on June 20, 2014.  Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Mattessich for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service to the Company.

Resignation of James Garvey from and Election of Antony C. Mattessich to the Board

In connection with the execution of the Sawhney Amendment and the Mattessich Agreement, Mr. James Garvey resigned from the Board on June 20, 2017, effective immediately.

On June 19, 2017, upon the recommendation of the Company’s Nominating and Corporate Governance Committee and subject to and effective upon Mr. Garvey’s resignation and the execution and delivery of the Mattessich Agreement and the Sawhney Amendment, the Board elected Mr. Mattessich to fill the vacancy on the Board created by Mr. Garvey’s resignation.  Mr. Mattessich’s election was effective as of June 20, 2017.  Mr. Mattessich was designated as a Class I director to serve until the 2018 annual meeting of the stockholders of the Company and thereafter until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.  Mr. Mattessich will not receive compensation for his service on the Board as a non-employee director, including any such service provided prior to the Commencement Date.

Item 9.01. Financial Statements and Exhibits.

(d)                                 The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: June 22, 2017	By:	/s/ Dr. Amarpreet Sawhney
Dr. Amarpreet Sawhney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement, by and between Ocular Therapeutix, Inc. and Amarpreet S. Sawhney, dated as of June 20, 2017

10.2	Employment Agreement, by and between Ocular Therapeutix, Inc. and Antony C. Mattessich, dated as of June 20, 2017

10.3	Non-Statutory Stock Option Agreement, by and between Ocular Therapeutix, Inc. and Antony C. Mattessich, dated as of June 20, 2017